As filed with the Securities and Exchange Commission on April 16, 2009
Registration No. 333-151405

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

JUNIPER CONTENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2278320
State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)
1560 Broadway, Suite 615, New York, New York 10036
(Address of Principal Executive Offices)
2006 LONG-TERM INCENTIVE PLAN
and
OTHER EMPLOYEE BENEFIT PLAN
(Full Title of the Plan)
STUART B. REKANT
Chairman of the Board and Chief Executive Officer
Juniper Content Corporation
1560 Broadway, Suite 615
New York, New York 10036
(212) 660-5930
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
with a copy to:
DAVID ALAN MILLER, ESQ.
Graubard Miller
405 Lexington Avenue
New York, New York 10174
Telephone: (212) 818-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE
     On June 4, 2008, Juniper Content Corporation (the “Company”), filed a registration statement on Form S-8 (File No. 333-151405) (the “Registration Statement”) with the Securities and Exchange Commission, which registered a total of 950,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), authorized for issuance under the Company’s 2006 Long-Term Incentive Plan and Other Employee Benefit Plan. The offering under the Registration Statement has been terminated as no shares of Common Stock have been issued under the plans. Consequently, in accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities previously registered that remain unsold at the termination of the offering, the Company hereby removes from registration all of the securities of the Company that were registered under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of April, 2009.

JUNIPER CONTENT CORPORATION
By:	/s/ Stuart B. Rekant
Stuart B. Rekant
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart B. Rekant Stuart B. Rekant	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 16, 2009
/s/ Herbert J. Roberts Herbert J. Roberts	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 16, 2009
/s/ Steven G. Chrust Steven G. Chrust	Director	April 16, 2009

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